SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2006

VENDINGDATA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-32161	91-1696010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6830 Spencer Street Las Vegas, Nevada 89119
(Address of principal executive offices)

(702) 733-7195
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement

On March 30, 2006, VendingData Corporation (the “Company”) entered into a Senior Secured Note Purchase Agreement and a Securities Put Agreement with four investment funds managed by Bricoleur Capital Management, of San Diego, California (the “Bricoleur Funds”). The Company’s obligations under the Note Purchase Agreement will be secured by a security interest in all of the Company’s assets pursuant to a Security Agreement that will be executed by the Company and the Bricoleur Funds upon the closing of the transactions contemplated by the Note Purchase Agreement.

Pursuant to the Note Purchase Agreement, the Bricoleur Funds will purchase $7 million of 7% senior debt due March 31, 2011, and warrants to purchase 1,600,000 shares of the Company’s common stock over a five year period at an exercise price of $2.50 per share. The exercise price of the warrants and the number of shares issuable pursuant to the warrants are subject to adjustment for stock splits, dividends, and similar dilutive events. Pursuant to the Securities Put Agreement, the Bricoleur Funds have agreed to purchase up to $5 million of the Company's common stock, in increments of not less than $1,000,000, from time to time at the Company's option. The purchase price for shares sold pursuant to the Securities Put Agreement will be equal to 80% of the volume- weighted average price of the Company’s common stock on the day the Company delivers the requisite purchase notice to the Bricoleur Funds, but not in excess of $3.50 per share. All shares of common stock purchased by the Bricoleur Funds under the Securities Put Agreement will be subject to a contractual lock-up for 180 days from the date of issuance. The transactions are expected to close in April 2006.

Upon the closing of the sale of the securities described above, the Company will enter into a Registration Rights Agreement with the Bricoleur Funds. The Registration Rights Agreement requires the Company to file a selling shareholder registration statement with the Securities and Exchange Commission within thirty (30) days following the closing of the financing transactions described above, for purposes of registering the resale of the shares of the Company’s common stock issued to the Bricoleur Funds pursuant to the transaction, including shares issued under the Securities Put Agreement, and the shares issuable upon exercise of the warrants.

The net proceeds from the financing transaction described above will be used to retire senior debt and for general working capital purposes.

The foregoing description of the financing transaction and the related documents does not purport to be complete and is qualified in its entirety by reference to the Note Purchase Agreement, Securities Put Agreement, Security Agreement, and the Registration Rights Agreement, all of which are filed as exhibits to this report and are incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition

On March 30, 2006 the Company issued a press release announcing financial results for the fourth quarter and full fiscal year ended December 31, 2005. The Company also held a conference call on March 30, 2006 at 4:30 pm Eastern Time to discuss the financial results and related business matters. Copies of the press release and the conference call script are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

The information in this Item 2.02, including the information set forth in the Company’s press release and conference call script filed as Exhibits 99.1and 99.2, respectively, to, and incorporated in, this Current Report on Form 8-K, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Exhibits 99.1 and 99.2 furnished pursuant to this Item 2.02 shall not be incorporated by reference into any registration statement or other documents pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or into any filing or other document pursuant to the Exchange Act except as otherwise expressly stated in any such filing.

Item 2.03 Creation of a Direct Financial Obligation

On March 30, 2006, the Company entered into a Note Purchase Agreement with the Bricoleur Funds pursuant to which the Bricoleur Funds will purchase $7 million of senior debt and warrants to purchase 1,600,000 shares of the Company’s common stock. The Note Purchase Agreement and the related transactions are discussed more fully in Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities

On March 30, 2006, the Company entered into a Securities Put Agreement with the Bricoleur Funds pursuant to which the Bricoleur Funds have agreed to purchase, from time to time, an aggregate of up to $5 million of the Company’s common stock on the terms and conditions set forth in the Securities Put Agreement. The shares will be issued in reliance upon exemptions under Section 4(2) of the Securities Act of 1933 (the “Securities Act”) and Rule 506 promulgated thereunder. The Securities Put Agreement and the related transactions are discussed more fully in Item 1.01 above.

On March 31, 2006, the Company issued 400,000 shares of its common stock to Endeavour L.P., a Washington limited partnership, for an aggregate purchase price of $600,000. The shares were issued pursuant to exemptions under Section 4(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

                    Exhibit Number
                                    Description

10.1	Senior Secured Note Purchase Agreement
10.2	Securities Put Agreement
10.3	Security Agreement
10.4	Registration Rights Agreement
99.1	Press Release dated March 30, 2006
99.2	Conference Call Script dated March 30, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENDINGDATA CORPORATION

Dated: April 5, 2006	/s/ Mark R. Newburg Mark R. Newburg, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Senior Secured Note Purchase Agreement

10.2	Securities Put Agreement

10.3	Security Agreement

10.4	Registration Rights Agreement

99.1	Press release dated March 30, 2006.

99.2	Script for conference call held on March 30, 2006.